UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 19, 2012, Biglari Holdings Inc. sent the following letter to shareholders:

Your vote is very important

The Board of Directors of Biglari Holdings is convinced that a dual class structure would be accretive to the intrinsic value of the Company, and believes that it makes sense for entrepreneurial companies such as Biglari Holdings to have such a dual class structure.

The Essential Issues We Believe You Should be Aware of Are:

1.	Biglari Holdings’ Proposal would Create a Dual Class Structure for its Common Stock

2.	Shareholders Will Receive a Special Share Dividend

a.	The new shares will be traded under the symbol BH. The existing shares will be traded under the symbol BH.S.

b.	Shareholders will receive 10 new BH shares for each share they currently own.

c.	Current shareholders are not going to be diluted in economic or voting power as a result of the stock dividend.

3.	We Believe the New Structure would Provide for Greater Flexibility

a.	We believe the dual class structure will provide us with increased flexibility in structuring acquisitions and financing transactions that are crucial for our long-term growth.

b.	We believe the greater flexibility would provide a distinct advantage in our pursuit of other businesses.

4.	We Believe the New Structure would Provide Greater Liquidity

a.
Because of the lower expected trading price and the greater volume of shares available for trading (as a result of the initial dividend of the new BH shares), we expect that a more liquid market will develop for the new class of shares than presently exists for the current class.

b.	The new stock is expected to trade on the New York Stock Exchange under the symbol BH.

5.	We Have Been Responsive to Shareholders — We are Treating Current Shareholders Akin to Founding Partners in the Business.

Please Vote “FOR” Today

•	We believe the value of the Company will be enhanced by your affirmative vote on the dual class proposal.

•	You may vote via the Internet or by telephone by using the unique control number that appears on your voting form and following the enclosed instructions.

•	Thank you for voting.

If you have questions or need assistance voting your shares, please contact
MORROW & CO., LLC

Call toll-free (800) 607-0088
Banks and brokers call collect (203) 658-9400

The proxy statement is available at www.biglariholdings.com/specialmeeting